SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

BENEFICIAL MUTUAL BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	1-33476	56-2480744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, Philadelphia, Pennsylvania 19106

(Address of principal executive offices) (Zip Code)

(215) 864-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Beneficial Mutual Bancorp, Inc. (the “Company”) was held on May 17, 2012. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three-year terms or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Elizabeth H. Gemmill	73,038,984	489,674	4,027,836
Joseph J. McLaughlin	72,965,291	563,367	4,027,836

The following individual was elected as a director of the Company, to serve for a two-year term or until her successor is elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Marcy C. Panzer	72,918,668	609,990	4,027,836

2.	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
77,024,562	319,857	212,075	—

3.	An advisory vote taken on the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting of stockholders, was approved by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
71,871,316	1,355,009	302,333	4,027,836

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL MUTUAL BANCORP, INC.

Date: May 17, 2012	By:	/s/ Thomas D. Cestare
Thomas D. Cestare
Executive Vice President and
Chief Financial Officer